ChinaCast Education
Corporation
2007 4th Quarter and Full Year
Results Presentation
March 31, 2008
www.chinacasteducation.com

This presentation contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act
of 1995. These forward looking statements can be identified by terminology such as
“will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements.
ChinaCast may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about ChinaCast’s beliefs and expectations, are forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties. Further information regarding these risks and uncertainties is included in our registration statement and other documents filed with the Securities and Exchange Commission.
ChinaCast does not undertake any obligation to update any forward-looking statement, except as required under applicable law.
Safe Harbor Statement

Agenda
• 2007 Business Highlights
• Our Goals & Strategy
• 2007 Financial Highlights
• 2008 Outlook
• Q&A Session

2007 Business Highlights: Achieving our Goals
• 8 Daily English Centers Opened since 7/07
• Listing of CAST on NASDAQ (29 Oct 07)
• Agreement to buy 80% of the Foreign Trade
 & Business College of Chongqing Normal
 University (12/07)
• Achieved aim of transforming ChinaCast into
 a full-service for-profit education company

Agenda
• 2007 Business Highlights
• Our Goals & Strategy
• 2007 Financial Highlights
• 2008 Outlook
• Q&A Session

Our Goal: Become a Leading Player in our Sector
Next Steps:
-> Acquire career oriented schools & Universities
-> Maintain focus on acquiring best-in-class, accredited
  institutions matching our profitability criteria
-> Develop synergies between our E-Learning platform
  of services and traditional learning institutions
Future Profile: ~75,000 students
    ~US$100 Mn Revenues
Time Frame:  2 to 3 years

Agenda
• 2007 Business Highlights
• Our Goals & Strategy
• 2007 Financial Highlights
• 2008 Outlook
• Q&A Session

2007 Income Statement Highlights
	2006 (RMB m)	2007 (RMB m)	2007 (US$ m)	YoY Change
Revenue	174.1	187.7	$25.7	+8%
Service	125.6	148.9	$20.4	+19%
Equipment	48.5	38.8	$5.3	-20%
Gross Profit	84.7	102.2	$14	+21%
Gross Margin	49%	54%	-	+5 pts
Pre-Tax Income	43.3	84.7	$11.6	+95%
Pre-Tax Margin	25%	45%	-	+20pts
Net Income	19.7	58.7	$8.0	+198%
Net Income (Omitting one-offs) 2006 net income exclusive of an impairment loss of RMB13.3Mn; 2007 net income excluding gains from a disposal for RMB10.3 Mn.	33	48.4	$6.6	+47%
Net Margin	11%	31%	-	+20 pts
Income Per Share (Basic) *	1.17	2.21	$0.30	--
Income Per Share (Diluted) *	1.00	2.10	$0.29	--
* Weighted Average Shares Used in Computation:
1. Basic: 2006 - 16,872,309; 2007 - 26,567,240
2. Diluted: 2006 - 19,731,999; 2007 - 27,975,731

Revenue
RMB Mn
Exchange rate used for 2007 RMB 7.3 =US$1
=US$25.7 mn
+8%
Annual Revenues

Revenue from Services up 19% in 2007
2006
Total Revenue
RMB174.1
2007
Total Revenue
RMB 187.7 Mn
(US$25.7Mn)
•Services Revenues up by 19% to RMB148.9 Mn (US$20.4 Mn) in 2007
•Equipment Revenues down by 20% to RMB38.8 Mn (US$5.3 Mn)
28%
RMB48.6Mn
72%
RMB125.6Mn
79%
RMB148.9Mn
21%
RMB38.8Mn

Revenue By Segment - 2007 compared to 2006
2006
2007
RMB174.1 Mn
RMB187.7 Mn
(US$25.7 Mn)
37%
36%
27%
32%
45%
23%
•Post Secondary and Vocational/career segments growing more rapidly
- and will continue to since our strategy is to focus on those higher margin segments.

RMB Mn
% Margin
=US$14 Mn
Gross Profit and % Margin

Net Income
RMB Mn
*2006 Net Income would have totaled RMB33 Mn were it not for a one-off investment impairment charge of RMB13.3Mn.
**2007 Net income benefited by RMB10.3 million due to one-off gains on a disposal.
Exchange rate for 2007 RMB 7.3=US$1
+198% reported,
+47% (omitting one-offs)
RMB58.7 Mn (US$8Mn)
33
Net Income up 198%; (omitting one-offs up 47%)

2007 Q4 Income Statement Highlights
(Un-audited)
2006 and 2007 Fourth Quarter Figures are Un-Audited US GAAP	4Q 2006 (RMB m)	4Q 2007 (RMB m)	4Q 2007 (US$ m)	YoY Change
Revenue	55.2	59.6	$8.2	+8%
Service	34.1	42.9	$5.9	+26%
Equipment	21.1	16.7	$2.3	-21%
Gross Profit	23.2	29.7	$4.1	28%
Gross Margin	42%	50%	-	+8 pts
Pre-Tax Income	(3.2)	24.5	3.7	-
Pre-Tax Margin	--	41%	-	+45 pts
Net Income (Loss)	(7.2)	14.8	$2.	-
Net Income (Omitting one-offs) 2006-Q4 net income exclusive of an impairment loss of RMB13.3Mn; 2007-Q4 net income excluding gains from a disposal for RMB10.3 Mn.	6.1	4.5	0.6	-26%
Net Margin	18%	8%	-	-10 pts
Income Per Share (Basic) *	(0.42)	0.56	$0.08	-
Income Per Share (Diluted) *	(0.36)	0.51	$0.07	-
* Weighted Average Shares Used in Computation:
1. Basic: 2006 - 16,872,309; 2007 - 26,567,240
2. Diluted: 2006 - 27,975,731; 2007 - 27,975,731

RMB Mn
Exchange rate for 2007: RMB7.3=US$1
=US$8 Mn
+8% Y/Y
Quarterly Revenues: 8% increase year over year

(Un-audited)

Quarterly Revenue: Services & Equipment Segments
(Un-audited)
Q4-2006
Total Revenue
RMB55.2 Mn
Q4-2007
Total Revenue
RMB59.6 Mn
(US$8.2Mn)
•Services Revenues up by 26% to RMB42.9 Mn (US$5.9 Mn)
•Equipment Revenues down by 20% to RMB16.7 Mn (US$2.3 Mn)
72%
RMB42.9Mn
28%
RMB16.7Mn
38%
RMB21.1Mn
62%
RMB34.1Mn

Revenue By Segment - Quarterly comparison
(Un-audited)
Q4 2006
Q4 2007
RMB59.6 Mn
(US$8.2 Mn)
RMB55.2 Mn
37%
RMB21.8 Mn
32%
RMB19.2 Mn
31%
RMB18.5 Mn
29%
RMB15.9 Mn
38%
RMB21 Mn
33%
RMB18.3 Mn

RMB Mn
Exchange rate for 2007: RMB7.3=US$1
*2006 Net Income would have totaled RMB6.1 Mn were it not for a one-off investment impairment charge of RMB13.3Mn.
**Similarly, 2007 fourth quarter net income would be RMB4.5million omitting the effects of a one-off gain on a disposal of RMB10.3 in 2007.
RMB14.8 (US$2.0 Mn)
Quarterly Net Income

(Un-audited)

Agenda
• 2007 Business Highlights
• Our Goals & Strategy
• 2007 Financial Highlights
• 2008 Outlook
• Q&A Session

2008 Outlook
• E-learning growing at similar rates in 2008
• FTBC contributes to results starting Q2-08;
 Fall 08 enrollments likely to be up 15%;
 - Addition of Foreign degree/non-degree programs
 - Introduction of a Daily English Center on campus
• 12 new Daily English centers in 2008
 - Franchise Daily English in coming years to reach
 2nd and 3rd tier cities

Revenue
RMB Mn
Exchange rate used for 2007 and 2008 forecast: RMB
7.3 =US$1
=US$32-35 mn
2008 Estimate+24% to 36%
(RMB234 Mn to RMB 256Mn)
2008 Revenue Outlook: RMB233 to RMB256 Mn

Net Income
RMB Mn
*2006 Net Income would have totaled RMB33Mn were it not for a one-off investment impairment charge of RMB13.3Mn and other costs incurred as a direct result of ChinaCast’s takeover of CCH.
**2007 Net income benefited from a one-time gain on disposal of RMB10.3Mn.
Exchange rate for 2007 RMB 7.3=US$1
=US$11Mn to $13Mn
(US$1=RMB7.3)
2008 Estimated Net Income: RMB 80 to RMB 95Mn
33
48.4
58.7
10.3
2008 Net Income Outlook: RMB 80Mn to RMB 95 Mn

Agenda
• 2007 Business Highlights
• Our Goals & Strategy
• 2007 Financial Highlights
• 2008 Outlook
• Q&A Session